Strong & Sexy

# House of Bods

FITNESS

1061 South Sun Drive, Suite #1097
Lake Mary, FL 32746
407-322-0004

www.houseofbods.com

# TABLE OF CONTENTS

## MEMORANDUM

### EXECUTIVE SUMMARY-RISK FACTORS-RELATED INFORMATION

This memorandum ("Memorandum") which contains a confidential Business Summary, Risk Factors and Related Information is not an offer of securities for sale. The information contained in this Memorandum is being provided to the recipient on a confidential basis. By accepting this Memorandum, recipient agrees to keep confidential the information contained herein or any other information disclosed by the Company.

The information contained in this Memorandum is provided solely as a basis for further discussion and is not complete.

### FORWARD LOOKING STATEMENTS

This Memorandum contains "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) regarding the plans and objectives of management for future operations. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements of HOUSE of BODS Fitness, Inc. (the "Company", "HOB", "we", "our", or "us") to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. The Company's plans and objectives are based, in part, on assumptions involving the continued expansion of its business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of the Company. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of words "may," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative of these words or other variations on these words or comparable terminology. Although the Company believes its assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance the forward-looking statements included in this Memorandum will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

The projections contained herein are included for illustrative purposes only. They are in no way a guarantee of future investment returns or results.

Tammy Skalko, President
TammySkalko@Gmail.com
HOUSE of BODS Fitness Inc.
1061 South Sun Drive, Suite #1097
Lake Mary, FL 32746

Strong & Sexy House of Bods FITNESS

# DESCRIPTION OF BUSINESS

## OVERVIEW

HOUSE of BODS Fitness, Inc. (the "Company", "HOB", "we", "our", or "us") was incorporated in Delaware on October 13, 2010. We are acquiring BOD'S Transcending Company ("BODT"), which is currently owned by Tammy Skalko, who owns over 97 percent of our common stock. BODT was incorporated in Florida, on September 10, 2007. BODT owns and operates a dance fitness studio located at 1061 South Sun Drive Suite #1097, Lake Mary, Fl.32746, since November 2007. Since we are acquiring all of the capital stock of BODT, and all of our business operations to date have been conducted by BODT, and unless otherwise indicated, all references to the Company and its operations relate to BODT.

The Company's Founder and Chief Executive Officer, Tammy Skalko, has over 25 years of experience in the entertainment industry, and 13 years in the fitness arena. Tammy has starred in commercials since she was four years old and in recent years she has specialized in dance. She has performed in music videos featuring Guns n Roses, Motley Crue and Def Leopard and worked on numerous commercials and other entertainment projects. Over the years, Ms. Skalko has expanded her experience in dance and she recently developed her own dance fitness program which has become a local "Craze" and she has been teaching at our dance studio.

Since opening our dance studio for business in 2007 we have had over 5,000 clients. Our fitness program, created for women, works out "body and mind" elevating the spirit while burning calories. The mantra of "anything is possible if you believe baby" runs through the program and "sweat yourself sexy" is one of the many tenants of the fun dance sessions encompassing our fitness program. Our new approach to exercise, making exercise fun through dance, TRX training, and Kickboxing takes the bore and lack of motivation out of traditional exercising and entices the audience with flirty, fun, and sexy moves that keep them wanting more. Our program creates a style of exercising that captivates our participants in such a way that it keeps them moving. Our "fun" atmosphere motivates the individual to keep going, while benefiting from the exercise.

House of Bods Now Presents Co Ed Classes so Men "Get Ready Get Strong"!

Demographic trends have helped drive the growth experienced by the fitness industry over the past decade. The industry has benefited from the aging "baby boomer" and "Eisenhower" generations as they place greater emphasis on their health, including a focus on fitness. As the focus on exercise and overall healthy lifestyles continue to impact the fitness industry and we believe that we will benefit from these dynamics.

## STRATEGY

We currently operate one dance studio located in Central Florida. Depending upon the availability of working capital, we intend to open additional studios. We also intend to produce and launch a dance, TRX, and Kickboxing fitness DVD series for both men and women which we expect to market initially through infomercials and web advertising. We also intend to expand our presence on the internet to facilitate on-line retail sales of various products we expect to offer to our clients, which include clothing, cosmetics, and other fitness and beauty related products. Through our websites we hope to increase appreciation for the value of dance and fitness. Because our working capital is extremely limited, we are and will continue to slowly implement our business plan. Our initial focus is to expand our business in ways that do not require significant capital expenditures and include Franchise or License Agreements for more strategic studies. We wish to create name recognition for the Company through Magazine Ads, Radio, Infomercials, and our websites, *www.bodsdance.com* and *www.houseofbods.com* as well as other websites in the fitness DVD industry.

## DISTRIBUTION AND SALES

### DVDs

Once we have sufficient working capital to do so, we plan to continue to produce our first dance fitness DVD series and our initial infomercial. Infomercials typically go through a period of on-air testing and other means such as focus groups to obtain feedback that can be used to make edits designed to elicit the greatest consumer response. If our working capital is sufficient, we expect to test market our infomercial with the intention of obtaining the right formula to attract sales and make the economics of airing the infomercial nationally viable. We may not have the working capital to do so.

If successful in doing so, we will build a customer base through our infomercial and web marketing. We then expect to increase brand equity and growth over time through additional complementary product offerings, such as other DVD products, clothing and other fitness related products. While infomercials will be the initial focus for our channel distribution strategy, we expect to sell our products through additional channels, including retail.

### DVD Continuity Programs

If we have the working capital to do so, we plan to offer to our customers, who purchase our initial DVD (in response to the infomercial either via the call center or our websites), the opportunity to participate in an exclusive continuity program whereby the customer will receive additional new DVDs as well as other fitness related products. To do this we will need significant working capital and an established customer base of at least 20,000 customers. We anticipate producing multiple DVDs for our continuity program after we obtain approximately 10,000 customers. We may change these parameters.

## Web-based Sales

We believe that our websites, *www.bodsdance.com* and *www.houseofbods.com*, and will be an integral component of our direct response television marketing (DRTV) campaigns. Koeppel Direct estimates that between 15-50% of DRTV purchases are now occurring on the web due to the high percentage of people who surf the Internet and watch TV concurrently. Koeppel Direct also estimates that approximately 50% of U.S. homes now have a high-speed broadband connection, enabling prospective customers to easily view short clips of the infomercial or selected video and lead them to a purchase decision. Our websites may also serve as a tool to further educate the consumer about our DVDs and other products which we will offer. [We hope to drive traffic to our websites via the airings of our infomercial, press coverage, and via online marketing including, banner advertisements, and email marketing.] We will require additional working capital to initiate these programs in a meaningful way and will need to develop operating systems to effect online sales. There can be no assurance we will have the resources to do so.

## Paid Subscription Services

If we can reach a critical mass of customers (approximately 50,000 unique individuals) through our infomercial and begin to drive customers to our websites through other marketing activities, we hope to offer an online subscription service to paying members. This membership will offer a community of services and support geared toward women.

## Viral/Social Media Marketing

In order to expand our database, we expect to use viral marketing (marketing techniques that use pre-existing social networks to produce increases in brand awareness through self-replicating viral processes), such as by establishing Facebook, Twitter, YouTube, and other social media sites for our DVDs and providing free content and previews of our products.

## Affiliate Programs

We hope to form partnerships or distributorship with owners of websites to allow our partners to earn a commission by promoting our products and/or brand links (text, images, banners, products) on our affiliates' websites. We expect to provide affiliates with a range of banners, coupons, and product links for our DVDs and other products. Using web-based technology, we expect to be able to track visitors from each affiliate site. Affiliate sites could include and fitness sites, as well as sites dedicated to selling products from infomercials (i.e., www.asseenontv.com).

## Retail Sales

Our marketing campaign will be designed to be integrated with a retail strategy such that the infomercial helps drive retail sales and build awareness for our product among consumers. We expect to take our DVDs to retail stores after it has gained success in the direct-to-consumer market but prior to the direct-to-consumer market being saturated.

### Dance Studios

Since membership in our dance fitness studios will generally be of interest to individuals who live near the facility, we expect to market the benefits of membership through local advertising although our studio locations will also be listed on our websites. We will also look at either franchising or licensing agreements for the growth of the physical locations.

### Market and Industry Overview

We participate in the large and growing health and wellness industry, which we define to include health clubs, fitness equipment, athletics, physical therapy, wellness education, nutritional products, athletic apparel, spa services, and other wellness-related activities. According to International Health, Racquet & Sportclub Association ("IHRSA"), the estimated market size of the U.S. health club industry in 2009, which is a relatively small part of the health and wellness industry, was approximately $19.5 billion in revenue and 45.3 million memberships with approximately 30,000 clubs. Based on IHRSA membership data, the number of health club memberships in the U.S. increased 10% from 41.3 million in 2005 to 45.3 million in 2009. Over this same period, total U.S. health club industry revenues increased 23% from $15.9 billion to $19.5 billion.

The instructional fitness DVD industry is also highly competitive. According to Nielsen media research, DVD fitness titles sales rated by Nielsen VideoScan reported in March 2004 that DVDs represented 51% of the sales for the top 30 fitness titles. Over the past few years, the most popular fitness DVD titles have related to pilates and yoga.

### Competition

Due to the progressive nature of our dance fitness program, we believe we are well positioned in our industry. However as a smaller corporation we are able to react & change to instantly. "As the old saying goes it is easier to change the course of a small boat versus a large ship". We consider the following groups to be the primary industry participants in the health and fitness industry and our primary competition.

- Health club operators, including 24 Hour Fitness Worldwide, Inc., Bally Total Fitness Holding Corporation, Equinox Holdings, Inc., LA Fitness International, LLC and Town Sports International, Inc.;
- The YMCA and similar non-profit organizations;
- Physical fitness and recreational facilities established by local governments, hospitals and businesses;
- Local salons, cafes and businesses offering similar ancillary services;
- Exercise and small fitness clubs and studios, including Anytime Fitness, Curves International and Snap Fitness;

- Racquet, tennis and other athletic clubs;
- Amenity and condominium clubs;
- Country clubs;
- Online personal training and fitness coaching;
- The home-use fitness equipment industry; and
- Exercise videos and DVDs focusing on diverse disciplines and at times "staring" famous entertainment icons and other well known individuals.

Competition in the health club industry varies from market to market and is based on several factors, including the breadth of product and service offerings, enrollment fees and membership dues, the flexibility of membership options and the overall quality of the offering.

## Fitness Clubs

There are many fitness clubs including a new wave of "corporate wellness environments." There are existing fitness clubs in the United States promoting everything from weight loss and stress management to smoking cessation, among many others.

In addition to the thousands of existing private fitness gyms and spas, the hospitality industry has over 6,000 fitness centers inside hotels as a service to their patrons. Also, military bases offer everything from fitness centers, bowling alleys, and golf courses are being added to bases to promote fitness and active recreation. Schools & colleges were among the fastest rising gym facility introducing the youth to a health club style facility and interest in fitness.

The "women's only" gym was fairly new in the nineties, with the operation of "women's only" clubs. However, "women's only" has recently become much more popular with the recent popularity of "Curves", "Jazzercise" and other similar "women's only" targeted weight loss and fitness clubs. We expect additional health clubs to target women members thereby increasing direct competition to us.

## Fitness Dance Competition

Competition will also come from many established ballroom dance studios and celebrity fitness videos such as Jane Fonda, Richard Simmons and successful and competitors created fitness dance videos called "Zumba" and "Jazzercise."

Zumba is a fitness program inspired by Latin dance. Zumba combines Latin rhythms with cardiovascular exercise to create an aerobic routine that is fun and easy to follow.

"Jazzercise" started in 1969 as a dance-fitness class by a professional dancer. She began teaching Jazz exercise in YMCA and local parks and recreation facilities. Today, the company has 6 dance fitness DVDs and logo merchandise sold on their website. The company has 7,300 instructors teaching 32,000 classes weekly and 2007 revenues exceeded $93 million system wide.

The Fitness Video Industry is an explosive and competitive marketplace. Americans workout to maintain their weight, release emotional stress, and simply to keep fit. Videos are used by many exercisers to motivate themselves and learn how to lose weight and maintain fitness. The advantage of a video is that you can stay home and follow a routine, and you can do it whenever you want to exercise.

Our fitness DVD sales business will face competition from the many companies that already sell fitness DVDs via infomercials, in chain stores, through smaller retailers, and on their own Internet sites or shopping websites such as ebay.com and Yahoo! Shopping. Many of our competitors who produce fitness DVDs have greater financial and other resources than we do and will be able to promote their products to a greater extent than we will and perhaps have celebrity endorsements or participation that will enable them to attract more buyers. In addition, competing production companies may be able to obtain more or better DVD content and have better promotional campaigns. Also, the extent to which consumers choose to exercise in fitness centers or in other manners without the aid of DVDs may reduce our sales, reduce our gross margins, increase our operating expenses, and decrease our profit margins.

Although we operate in a market that already contains many experienced companies with greater resources, we believe that we may still be able to compete in the market. We believe that there is room in the marketplace for original dance fitness DVDs that offer new information and types of exercise that are specifically targeted to groups of people or to people with specific interests.

## Memberships

Enrollment in our dance fitness studios will be on a membership basis. We define a membership as one individual. As of December 31, 2010, we had 119 memberships. We offer a convenient month-to-month membership along with an option for a long-term contract at a discounted price. Our members typically pay a one-time joining fee, which includes an enrollment fee and an annual administrative fee and receive an initial 14-day money back guarantee. We are happy to present our newest memberships to include TRX training, Kickboxing, and Airbrush Tanning.

## Usage

Our studio is generally open 6 hours a day, 7 days a week. We typically experience the highest level of member activity at a center during the 8:00 a.m. to 10:00 a.m. and 5:00 p.m. to 9:00 p.m. time periods on weekdays and during the 8:00 a.m. to 5:00 p.m. time period on weekends. Our centers are staffed accordingly during peak and non-peak hours to provide each member with a positive experience. We have introduced a number of initiatives focused on getting our members more involved and connected with the goal of higher membership usage and increased member satisfaction.

## New Center Site Selection and Construction

Site Selection. If we are to open additional dance fitness studios, our management will need to devote significant time and resources to analyze prospective sites.

After we identify a potential site, we develop a business plan for a center on that site by using the markets.

Fitness Programs and Classes. Our studio and others we open offers dance fitness programs, including group classes. In our existing studio, on average, we offer 24 group fitness classes per week. These classes generally are free of charge to our members.

In the future we hope to offer on-site, "Baby Bods", child center for children from three months through 11 years of age as part of a modest [monthly] fee per child. These services may be available at specific times and/or specific locations.

## Customers

We currently have 125 clients at our dance studio. The marketing and sales of our DVD product will not begin until we produce our initial DVD and infomercial. As such, our customer base is currently limited in size. If we are able to establish a more substantial customer base in the future, we may become dependent on a few major customers or distributors.

## Video Production

We expect our initial DVD and infomercial to be produced by Ryan Woods Advertising, Inc. with offices in Chicago and New York. Ryan Woods has a proven track record and over 25 years experience in production and Direct to Customer advertising. Sean Ryan and Alan Woods are considered industry veterans. They have worked collectively with companies such as Becks Industry and CBS where the two met and later joined forces. The team has worked with fortune 100 companies, to start up initiatives. Through the years Ryan Woods has been responsible for over $100 million in revenue generated from their client's campaign efforts. Some additional previous clients include Butterball's Indoor Turkey Fryer, Ronco Showtime Food Dehydrator and Marie Osmond's Gem Keep It Cool to name a few. RW Advertising plan to shoot our DVD and Infomercial simultaneously to maximize cost efficiency. The projected financials are based on their proforma numbers.

We believe the experience of an industry leader best describes our project and its projections "It is our opinion, based upon years of experience, that HOUSE of BODS fitness product meets these criteria and stands a great change for success with the right team in place, HOUSE of BODS fitness clearly solves a great problem in weight loss and self-confidence. It is a perfect demonstration and with all of the proven results from active customers the message will relate clearly to the customer. The production and media needs to be managed carefully to make sure the message is clear and the appropriate markets are being penetrated." Ryan Woods, Advertising, Inc.

## Raw Materials and Principal Suppliers

We currently have suppliers for products related to our dance fitness program (i.e.. shoes and clothing). Our DVDs that will be part of our product offerings will be replicated by a DVD replication company, and the guidebooks and intro letters that will be part of our program printed at a printing company.

## Intellectual Properties

We do currently have patent or trademark protection or copywriter on the BODS transcending company names, House of Bods Fitness as well as specialized class names. We still have no assurance that doing so will prevent competitors from using the same or similar names, marks or concepts. But we have retained Dale Paul DiMaggio, Esq., Malin Haley Dimaggio, Bowen & Lhota P.A.

We have conducted research to educate ourselves in the broad spectrum of the industry and its trends from the video, infomercial, fitness studio's and dance

## Governmental Approval and Regulation

Our operations and business practices are subject to Federal, state and local government regulation in the various jurisdictions in which our studios will be located, including (1) general rules and regulations of the Federal Trade Commission, state and local consumer protection agencies and state statutes that prescribe certain forms and provisions of membership contracts and that govern the advertising, sale, financing and collection of such memberships and (2) state and local health regulations.

Statutes and regulations affecting the fitness industry have been enacted in jurisdictions in which we expect to conduct business and other states into which we may expand in the future have adopted or may adopt similar legislation. Typically, these statutes and regulations prescribe certain forms and provisions of membership contracts, afford members the right to cancel the contract within a specified time period after signing or in certain circumstances, such as for medical reasons or relocation to a certain distance from the nearest club, require an escrow of funds received from pre-opening sales or the posting of a bond or proof of financial responsibility and may establish maximum prices for membership contracts and limitations on the term of contracts. The specific procedures and reasons for cancellation vary due to differing laws in the respective jurisdictions, but in each instance, the canceling member is entitled to a refund of unused prepaid amounts. Most recently, several states have proposed legislation that would prohibit the automatic rollover of membership once a member's commitment period expires. In addition, we are subject to numerous other types of federal and state regulations governing the sale of memberships. These laws and regulations are subject to varying interpretations by a number of state and federal enforcement agencies and courts. The tax treatment of membership dues varies by state. In recent years, some states in which we may operate have passed legislation to require sales tax to be collected on membership dues and personal training sessions. These taxes will have the effect of increasing the payments by our members, which could impede our ability to attract new members or induce members we do enroll to cancel their membership.

Laws and regulations directly applicable to Internet communications, commerce, and advertising are becoming more prevalent. Because we intend to sell our DVDs through the Internet as one of our methods of distribution, we will be subject to rules and regulations around the world that affect the business of the Internet.

Changes in any statutes, rules or regulations could have a material adverse effect on our financial condition and results of operations.

## Growth Strategy, Objectives:

Our websites informs potential clients about our fitness exercise program and we expect will, in the future, introduce products that we will sell online such as exercise clothing and shoes.

## Near-Term Objectives:

Our primary objective at present is to raise funds for working capital, to be used for 1) production of our initial dance fitness and cross train DVD. 2) Adding other locations to include the geographic areas of Winter Park, FL., Los Angeles, Atlanta, Miami, and New York.
Our secondary objective is to open additional dance fitness studios. We plan on raising funds by selling common stock of our company in one or more private offerings for this purpose.

## Mid-term Objectives:

Kick off a media buy of our initial TV Infomercial that introduces the company and generates revenues.

## Long-term Objectives:

Our primary long-term objectives are to expand our business model of dance fitness throughout the United States and market video (DVD) sales via infomercials in additional TV marketplaces.

Our second long-term objective is to open additional dance fitness studios.

Our third Long-Term Objective is to take the Company public and trade on the OTC Markets as a reporting company, although there can be no assurances that we will be successful in doing so.

## EXECUTIVE BIOGRAPHY

Set forth is a brief description of the background and business experience of our executive Officers and Directors.

### Tammy Skalko, CEO, President and Director, age 38

Tammy who began in the "commercial" world of television and acting/dance/modeling at age 4, has worked on hundreds of television commercials, ranging from Coca-cola to Disney World. By age 14, Tammy set out for a transition into dance and worked on Nickelodeon "Keenan and Kel" as well as 'The Mickey Mouse Club'. Tammy has worked with Guns n Roses, Motley Crue, and Def Leopard, as a background dancer for Prince concerts, music videos, and eventually Saturo Models in Tokyo at age 19. She took a hiatus from the entertainment world from 1992 to 2007. Since November 2007 Tammy has worked full time running BODS Transcending Co.

### James Beshara, Secretary, Director, age 60

Mr. Beshara has been a residential, commercial and industrial real estate developer since 1973 and is an entrepreneur with significant interests in a variety of enterprises. From 1982 through 2000, Mr. Beshara was Chief Executive Officer of B&B Construction & Development Company of Ohio, and has manufactured, financed and distributed products in both Taiwan and mainland China for the United States and European markets. He also [financed] Alternative Construction Company, Melbourne, Florida, Solar Nights Industries, St. Louis, Missouri and Phantom Entertainment, Seattle Washington. He's also been involved in many other venture capital opportunities over the last 7 years.

### Other Key Team Members

Manny Febo, CPA

Michael Cronin, CPA/PCOB

Joseph Cannella, SEC Attorney

Harold Kestenbaum, Franchise Attorney

Dale Paul DiMaggio, Copyright/Trademark Attorney



## EMPLOYEES

As of September 30, 2011, the Company employed one full time personnel and one part-time employees. Employees are hired on an as needed basis. None of the Company's employees are subject to collective bargaining agreements. The Company believes that its employee relations are satisfactory. All dance instructors are independent contractors of the studio.

## DESCRIPTION OF PROPERTY

The corporate office is located at 1061 South Sun Drive, Suite #1097, Lake Mary, FL 32746. Office space, utilities, and storage are currently being provided free of charge at the present time. The subsidiary Company provides these above services at no expense to the parent Company. There's currently no proposed plan for renovation or improvements of the existing facility.

## LEGAL PROCEEDINGS

We are not involved in any lawsuit outside the ordinary course of business the disposition of which would have a material effect upon either their results of operations, financial position, or cash flows.

## DESCRIPTION OF SECURITIES

As of the close of business on April 1, 2011, our authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which there are approximately 15,000,000 shares issued and outstanding and 25,000,000 shares of Preferred Stock, no shares of which are outstanding. Tammy Skalko, our Chief Executive Officer and a director owns 14,650,000 shares, 97.67% of our outstanding Common Stock and James Beshara, a director of the Company, owns 250,000 shares, 1.67% of our Common Stock. Additionally, Darren Cox owns 50,000 shares, 0.33% of our outstanding Common Stock as well as Manuel Febo, CPA owns 50,000 shares, 0.33% of our outstanding Common Stock. We are offering 5,000,000 shares of our Common Stock, par value $0.001, $0.10 per share, for sale to "accredited investors", which if sold will constitute 25% of our issued and outstanding Common Stock. We have reserved the right to increase this offering to 10,000,000 shares of our Common Stock, which if sold will constitute 40% of our issued and outstanding Common Stock. If such offering is successfully concluded, Tammy Skalko will still own a substantial majority of our voting stock (58.6%) and will remain in control of the Company.

# RISK FACTORS

An investment in the Company involves a high degree of risk. You should carefully consider the risks described below before making a decision to buy our Common Stock. If any of the following risks actually occurs, we may not be able to continue as a going concern. In that case, you would likely lose your entire investment. You should also refer to the other information in or incorporated into this report, including our financial statements and the related notes. Except for historical information, the information in this report contains "forward-looking" statements about our existing and future business and performance. Our actual operating results and financial performance may prove to be very different from what we have predicted as of the date of this report. The risks described below address some of the factors that may affect our future operating results and financial performance.

## RISKS RELATED TO OUR FINANCIAL CONDITION

WE WILL NEED ADDITIONAL INFUSIONS OF CAPITAL AND MAY BE UNABLE TO RAISE THE NECESSARY CAPITAL ON FAVORABLE TERMS OR AT ALL. ANY CAPITAL WE DO RAISE WILL LIKELY RESULT IN DILUTION TO OUR STOCKHOLDERS' OWNERSHIP AND VOTING RIGHTS IN OUR COMPANY.

We will need outside funding to provide the working capital necessary to implement our business plan. Funding is required for us to produce our initial DVD and infomercial. We will also need additional financing to open additional fitness studios. If we fail to arrange for sufficient working capital in the future, we will not be able to expand operations until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which will adversely affect our prospects. If we do not raise the necessary capital we may not be able to continue as a going concern. Debt financing must be repaid regardless of whether or not we generate profits or sufficient cash flow from our business activities to satisfy the obligations. Equity financing will result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our Common Stock. We may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

BECAUSE WE ARE SMALL AND HAVE LIMITED WORKING CAPITAL, WE MUST LIMIT OUR OPERATIONS AND EFFICIENTLY EXECUTE OUR BUSINESS PLAN. A COMPANY IN OUR INDUSTRY WITH LIMITED OPERATIONS HAS A SMALLER OPPORTUNITY TO BE SUCCESSFUL THEN A COMPANY WITH GREATER RESOURCES. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are small and have limited working capital, we must limit our operations and carefully execute our business plan. Because we will have to limit our operations based on available working capital, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

## RISKS RELATED TO OUR BUSINESS

### WE HAVE RECENTLY COMMENCED OPERATIONS, AND HAVE A SHORT OPERATING HISTORY UPON WHICH AN EVALUATION OF OUR COMPANY CAN BE MADE. FOR THAT REASON, IT WOULD BE DIFFICULT FOR A POTENTIAL INVESTOR TO JUDGE OUR PROSPECTS FOR SUCCESS.

We were organized in October, 2010 and HOBT was organized in September, 2007 and have not had a significant operating history from which to evaluate our business and prospects. This is particularly true since we have changed our business plan by the addition of the dance fitness DVD model. We have had limited revenue. There can be no assurance that our current operations and /or our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain and expand our operations, our stockholders would likely lose their entire investments. Although HOBT has operated our studio since November 2007, its operations has not been substantiated and we therefore face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with new operations, including capital requirements and managements' potential underestimation of initial and ongoing costs. We may encounter delays and other problems. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not effective in addressing these risks, we will not operate profitably or perhaps at all and we may not have adequate working capital to meet our obligations as they become due.

Our ability to operate as a going concern and to achieve profitable operations will depend on such factors as the success of our business model, marketing strategy, market penetration, competition and the availability of financing. No assurance can be given that we will be able successfully to develop our business under the foregoing conditions and given the inherent risks.

### WE INITIALLY DEPEND ON ONLY ONE DANCE STUDIO TO CONDUCT OUR OPERATIONS.

Our initial operations will be substantially reliant upon the success of our existing dance studio and the market acceptance of the dance fitness DVD. If our dance studio were to operate at a loss, it would have a negative impact on our business. While we have casualty insurance to protect us against damage and loss of dance studio, such insurance may be insufficient to protect us from any losses we incur and would not protect us from the disruption in our operations that would likely result from any material damage to, or loss of, our dance studio to fire, flooding or other causes, which would have a material adverse effect on our financial condition, business, and prospects.

### CONSUMERS MAY NOT EMBRACE OUR DVDs, OR PREFERENCES MAY CHANGE.

Our ability to operate our business successfully is dependent initially on the success of a variety of factors, including our ability to sell our DVDs and other products we introduce to the public. We anticipate that our business will be targeted at consumers who assign high value to a healthy lifestyle and exercise. Our ability to grow our customer base and generate sales will depend initially upon customer-acceptance of our DVDs and the importance consumers place on healthy lifestyles and exercise. We cannot assure you that

the demographic trends on which our business plan is based will continue or that the current levels of consumer interest in healthy lifestyles and exercise will be sustained.The decrease of consumer interest in these items would materially and adversely affect the growth of our customer base and sales revenues and, accordingly, would have a material adverse effect on our business, results of operations, and financial condition.

## WE MAY NOT BE ABLE TO ATTRACT AND RETAIN A SUFFICIENT NUMBER OF CLIENTS TO MAINTAIN OR EXPAND THE BUSINESS.

Our dance fitness studio business depends on our ability to attract and retain members, and we cannot assure you that our marketing efforts will lead to viable membership levels or that the membership levels at our existing studio or studios we open in the future will be a levels required to achieve profitability, or if profitability is realized will not materially decline. Our members can cancel their membership at any time upon providing advance notice.There are numerous factors that could lead to a decline in membership levels or sales of our product including changes in discretionary spending trends and general economic conditions, market maturity or saturation, our failure to deliver quality service at a competitive price, direct and indirect competition in the areas where our studios are located and a decline in the public's interest in health and fitness. In order to achieve and maintain acceptable membership levels, we may from time to time offer lower membership rates. Any decrease in our average dues, reduction in enrollment fees or higher membership acquisition costs may adversely impact our operating margins.

## OUR SALES AND OPERATING RESULTS MAY VARY WIDELY.

We expect to experience fluctuations in our operating results as a result of a variety of factors, including:

(i) Fluctuations in promotional, advertising, and marketing expenditures;

(ii) The introduction of new DVDs or other products or delays in such introductions;

(iii) The introduction or announcement of new products by our competitors;

(iv) Customer acceptance of our new DVDs and/or other products;

(v) Shipment delays;

(vi) Consumer perceptions of our products and operations;

(vii) Competitive pricing pressures;

(viii) The adverse effect of our distributors' or suppliers' failure, and allegations of their failure, to comply with applicable regulations;

(ix) The availability and cost of raw materials;

(x) Economic conditions in general and in the media and lifestyles industry in particular;

(xi) The negative effect of changes in or interpretations of regulations that may limit or restrict the sale of certain of our products;

(xii) The expansion of our operations into new markets; and

(xiii) The introduction of our products into each such market.

Any of these factors could have a material adverse effect on our business, results of operations, and financial condition. We have only a short operating history, and therefore it is difficult to predict our future sales or its ability to identify and adapt our DVDs or other products successfully to meet changing consumer interest trends and other elements that affect our results of operations.

## WE MUST ACHIEVE TRADE AND CONSUMER ACCEPTANCE IN DISTRIBUTION CHANNELS AND MAY NOT BE ABLE TO DO SO.

While our initial marketing will be through infomercials promoting our DVDs and local advertising promoting our dance fitness studios, our growth will depend in part on our ability to attract and maintain customers and expand our channels of marketing and distribution. These channels of marketing and distribution are expected to present, competitive challenges, risks and marketing and distribution costs. In addition, our expansion in these channels of distribution will require us to attract and retain consumers in broader demographic and geographic markets. There can be no assurance that we will achieve successful distribution through nationwide distribution channels and with consumers in other demographic and geographic markets. The inability to obtain consumer acceptance in these markets could have a material adverse effect on our business, results of operations, and financial condition.

## IF WE ARE UNABLE TO IDENTIFY AND ACQUIRE SUITABLE SITES FOR NEW STUDIOS, OUR REVENUE GROWTH RATE AND PROFITS MAY BE NEGATIVELY IMPACTED.

To successfully expand our business over the long term, we must identify and acquire sites that are suitable for our dance fitness studios. In addition to finding sites with the right geographical, demographic and other measures, we also need to evaluate the penetration of our competitors in the market. We face competition from other health and fitness center operators for sites and as a result, we may lose desirable sites, our competitors could copy our format or we could be forced to pay higher prices for those sites. If we are unable to identify and acquire sites for new studios on attractive terms, our revenue growth rate and profits may be negatively impacted. Additionally, if our analysis of the suitability of a site is incorrect, we may not be able to recover our capital investment in developing and building the new studio.

## WE MAY EXPERIENCE PROLONGED PERIODS OF LOSSES IN OUR RECENTLY OPENED STUDIOS.

Upon opening a studio, we expect to experience an initial period of operating losses. We expect that enrollment from pre-sold memberships will generate insufficient revenue for the studio to initially generate positive cash flow. As a result, a new studio will likely generate an operating loss in its first full year of operations and substantially lower margins in its second full year of operations than a studio opened for more than 24 months. These operating losses and lower margins will negatively impact our future results of operations. This negative impact will be increased by the initial expensing of pre-opening costs, which include legal and other costs associated with lease negotiations and permitting and zoning requirements, as well as depreciation and amortization expenses, which will further negatively impact net income. We may, at our discretion, accelerate or expand our plans to open new studios, which may adversely affect results from operations.

## WE MAY INCUR RISING COSTS RELATED TO CONSTRUCTION OF NEW STUDIOS AND MAINTAINING OUR EXISTING STUDIOS. IF WE ARE NOT ABLE TO PASS THESE COST INCREASES THROUGH TO OUR MEMBERS, OUR RETURNS MAY BE ADVERSELY AFFECTED.

Our studios require up-front investment. If our investment is higher than we had planned, we may need to outperform our operational plan to achieve our targeted return. Over the longer term, we believe that we can offset cost increases by increasing our membership dues and other fees and improving profitability through cost efficiencies; however, higher costs in certain regions where we may open new studios during any period of time may be difficult to offset in the short-term.

## WE ARE DEPENDENT ON OUR ABILITY TO NEGOTIATE LEASE ARRANGEMENTS WITH OPERATORS OF FACILITIES.

We currently lease the premises on which we conduct our business operations and our business plan depends on our ability to negotiate lease agreements with facility operators. We cannot guarantee that we will be able to negotiate new leases or renew the leases that have expired on terms acceptable to us or at all. If we are unable to secure such lease, or if we can only secure such leases on economic terms that are less than optimal for us, we may not be able to implement our business plan, which would have a material adverse effect on our results of operations.

## WE MAY NOT BE ABLE TO SUCCESSFULLY INTEGRATE ADDITIONAL DANCE STUDIOS THAT WE OPEN IN THE FUTURE.

If we have the working capital necessary to do so, we expect to open additional studios in Florida and in other locations. There can be no assurance that we will be able to do so. If we do expand our business, there can be no assurance we will be able to do so successfully. Expansion of our business may be accompanied by risks such as potential exposure to unknown liabilities.

## DIRECT-RESPONSE MARKETING IS EXTREMELY COMPETITIVE AND WE MAY NOT BE ABLE TO MARKET OUR DVDS SUCCESSFULLY.

We plan to market our DVDs via direct response marketing (such as television infomercials). The direct response industry is extremely competitive, rapidly evolving and subject to constant change and intense marketing by providers of similar products. We must be able to distinguish our products and develop new products that address the needs of our customers. The inability to do so could have a material adverse effect on our business, results of operations, and financial condition.

## THERE ARE RISKS ASSOCIATED WITH AN INTERNET MARKETING STRATEGY.

We have not previously conducted marketing programs according to practices common to Internet industries. The costs for new information technology systems needed to efficiently engage in internet sales could be substantial, as could the amount of time needed to acquire and implement such systems. The inability to create or purchase the technology required, or to do so in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

## WE INITIALLY WILL HAVE A VERY NARROW PRODUCT LINE; DEPENDENCE ON NEW PRODUCTS.

We expect initially to have a very limited product line: to start with a DVD video featuring Tammy Skalko. There can be no assurance that our products will achieve market acceptance. Any such failure could have a material adverse effect on our business, results of operations, and financial condition. We believe our ability to increase sales is partially dependent upon our ability to introduce new DVDs and other products. The success of new DVDs and other products depends on a number of factors, including our ability to develop products that appeal to consumers and that are priced competitively. There can be no assurance that our efforts to develop new products will be successful, that consumers will accept new products, or that our competitors will not introduce products that achieve greater market acceptance than our products.

## WE MAY BE DEPENDENT ON SIGNIFICANT RETAIL CUSTOMERS AND DISTRIBUTORS.

We may sell our products through distributors that resell to retail customers. We may also seek to establish sales to retail customers. Such distributors and retail customers would likely purchase our products with standard purchase orders and, in general, are not bound by long-term contracts. There can be no assurance that any such distributors and retail customers will establish a relationship with us. The lack of a distributor or a significant number of retail customers, or a significant reduction in purchase volume by or financial difficulty of such customers or distributors could have a material adverse effect on our business, results of operations, and financial condition.

## WE ARE SUBJECT TO RISKS ASSOCIATED WITH ADVERTISING.

Advertising of our products is subject to regulation by the FTC under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including dissemination of false or misleading advertising. In addition, the National Advertising Division of the Council of Better Business Bureaus, Inc. ("NAD") administers a self-regulatory program by the advertising industry to ensure truth and accuracy in national advertising. NAD both monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Although we do not believe that such regulations will materially negatively affect our marketing efforts, any future changes to our advertising resulting from compliance with an adverse NAD determination or FTC action or fines or penalties assessed in connection therewith could adversely affect our product marketing efforts, and there can be no assurance that such required changes in advertising would not have a material adverse effect on our business, results of operations, and financial condition.

## WE ARE DEPENDENT OF THIRD PARTY MANUFACTURERS FOR THE MANUFACTURE AND SHIPMENT OF OUR PRODUCTS.

We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products (whether DVDs or other products). We will rely on contract manufacturers to produce some of our products. These contract manufacturers may also produce products for some of our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition.

To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition.

In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

## GOVERNMENT LAWS AND REGULATIONS MAY RESTRICT OR OUR BUSINESS.

Our operations and business practices are subject to Federal, state and local government regulations (1) general rules and regulations of the Federal Trade Commission, state and local consumer protection agencies and state statutes relating to membership contracts and rules and regulations and that govern the advertising, sale, financing and collection of memberships and other products and (2) state and local health regulations. Compliance with such rules and regulations may be expensive and time consuming and we may not have the expertise to do so.

## OUR DIRECTORS AND OFFICERS WILL HAVE SUBSTANTIAL INFLUENCE OVER OUR OPERATIONS AND CONTROL SUBSTANTIALLY ALL BUSINESS MATTERS.

Our officers and our directors are responsible for conducting our day-to-day operations. We will not benefit from the multiple judgments that a greater number of directors or officers may provide, And we rely completely upon the judgment of our officers and directors in making business decisions.

## OUR SUCCESS IS DEPENDENT UPON THE CONTINUED SERVICES OF MANAGEMENT AND WE CURRENTLY HAVE NO KEY MAN INSURANCE ON ANY KEY PERSONNEL.

Our success is dependent on the continued efforts of Tammy Skalko, currently our Chief Executive Officer. The loss of any of this individual would have a material adverse effect on our operations. We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain "key man" life insurance on the life of any of our employees. To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons and there can be no assurance that we will be able to employ qualified persons upon acceptable terms.

## THE FAILURE TO MANAGE GROWTH EFFECTIVELY COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

If we are successful in opening dance fitness studios, producing and marketing DVDs and initiating internet sales of our DVD and any other products we offer, we will be required to deliver quality merchandise to our customers on a timely basis at a reasonable cost to those customers. Such demand will likely create working capital issues for us, as we need increased liquidity to fund purchases supplies and other items. It will also place a significant strain on our management, administration and operational resources. We will also be required to continue improving our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations. We cannot assure you, however, that business will rapidly grow or that our efforts to implement and expand our business will be successful.

## SOME OFFICERS AND DIRECTORS WILL ALSO ALLOCATE THEIR TIME TO OTHER BUSINESSES, AND SUCH OTHER AFFAIRS COULD LIMIT ATTENTION TO OUR ACTIVITIES.

Some of our officers and directors are not required to commit their full time to our affairs, which may result in conflicts of interest in allocating their time between our operations and other businesses. Tammy Skalko as President and CEO will commit full time to this endeavor and will allocate all of her time to our operations. Other executive officers and directors are engaged in several other business endeavors and are not obligated to contribute any specific number of hours to our affairs. If these other business affairs require them to devote substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and hinder their ability to help us consummate our business plan.

## SOME OFFICERS AND DIRECTORS MAY BE AND IN THE FUTURE MAY BECOME AFFILIATED WITH ENTITIES ENGAGED IN BUSINESS ACTIVITIES SIMILAR TO THOSE WHICH ARE OR ARE INTENDED TO BE CONDUCTED BY US AND, ACCORDINGLY, MAY HAVE CONFLICTS OF INTEREST IN DETERMINING TO WHICH ENTITY A PARTICULAR BUSINESS OPPORTUNITY SHOULD BE PRESENTED.

Some of our officers and directors may be and in the future may become affiliated with entities, engaged in business activities similar to those conducted and intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as to the other entities with which they have fiduciary or other obligations or other compelling interests. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. Tammy Skalko as President and CEO will commit full time to this endeavor and will not engage in or conduct in business activities or opportunities which present a conflict of interest to this endeavor.

## ISSUANCE OF PREFERRED STOCK; ANTI-TAKEOVER EFFECTS OF CERTAIN SPECIAL CHARTER AND BY-LAW PROVISIONS.

Our Board of Directors has the authority to issue up to 25,000,000 shares of Preferred Stock, $0.001 par value, and to fix the terms thereof, without any further vote or action by our stockholders, including voting rights, dividend rights, terms of redemption, conversion rights and liquidation preferences of such shares. Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of the Common Stock. The Board of Directors could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of the Company by merger, tender offer, proxy contest or otherwise by making such attempts more costly to achieve. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

## PROVISIONS IN OUR CERTIFICATE OF INCORPORATION PROVIDE FOR INDEMNIFICATION OF OFFICERS AND DIRECTORS, WHICH COULD REQUIRE US TO DIRECT FUNDS AWAY FROM OUR BUSINESS.

Our Certificate of Incorporation provides for the indemnification of our officers and directors. We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the continued operation of our business, thereby affecting our ability to attain or maintain profitability.

## CERTAIN FACTORS RELATING TO OUR INDUSTRY

### THE LEVEL OF COMPETITION IN THE FITNESS CLUB INDUSTRY COULD NEGATIVELY IMPACT OUR REVENUE GROWTH AND PROFITABILITY.

The fitness club industry is highly competitive and continues to become more competitive. In the market in which we operate or the markets in which we expect to operate, we compete with other fitness clubs, physical fitness and recreational facilities established by local governments, hospitals and businesses for their employees, amenity and condominium clubs, the YMCA and similar organizations and, to a certain extent, with racquet and tennis and other athletic clubs, country clubs, weight reducing salons and the home-use fitness equipment industry. We also compete with other entertainment and retail businesses for the discretionary income in our target demographics. We might not be able to compete effectively in the future in the markets in which we operate or expect to operate. Competitors include companies that are larger and have greater resources than us and they may enter these markets to our detriment. These competitive conditions may limit our ability to increase dues without a material loss in membership, attract new members and attract and retain qualified personnel. Additionally, consolidation in the fitness club industry could result in increased competition among participants, particularly large multi-facility operators that are able to compete for attractive acquisition candidates or newly constructed studio locations, thereby increasing costs associated with expansion through both acquisitions and lease negotiation and real estate availability for newly constructed studio locations.

The number of competitor clubs that offer lower pricing and a lower level of service continue to grow in our markets and in markets in which we expect to operate. These clubs have attracted, and may continue to attract, members away from both our dance fitness studio and can be expected to do so with respect to studios we may open in the future particularly in the current consumer environment. Furthermore, smaller and less expensive weight loss facilities present a competitive alternative for consumers.

We also face competition from competitors offering comparable or higher pricing with higher levels of service. The trend to larger outer-suburban, multi-recreational family fitness centers, in areas where suitable real estate is more likely to be available, also compete against our suburban, fitness-only models.

We will face intense competition in the DVD fitness arena, including from fitness DVDs productions featuring entertainment and other icons who are well established in this and other industries. Many of these competitors are well established and have substantially more resources available to them then we do. It will be very difficult for us to establish a foothold in the DVD fitness marketplace. If we do not do so, our business will be negatively affected and we may not be able to continue as a going concern considering this is a vital part of our business plan.

## WE COULD BE SUBJECT TO CLAIMS RELATED TO HEALTH OR SAFETY RISKS AT OUR STUDIOS.

Use of our studios and our DVDs may pose potential health or safety risks to members or guests through use of our studios and participating in the dance programs central to our DVDs. There is a risk that claims will be asserted against us for injury or death suffered by our customers. Personal injury claims and lawsuits can result in significant legal defense costs, settlement amounts and awards, and could have an adverse effect on our business, financial condition and result of operations or cash flow. In addition to the risks of liability exposure and increased costs of defense, claims may produce publicity that could hurt our reputation and business. We presently carry all reasonable and necessary insurance coverage through Zurich Insurance Company on Bods Transcending Studio for protection in the event of any of the fore stated liability issues and will add any additional coverage as needed for DVD production.

## OUR BUSINESS MAY BE AFFECTED BY CHANGES IN TRENDS.

The health & fitness industries are subject to changing consumer trends, demands and preferences. Trends change often and unpredictably, and our failure to anticipate, identify or react to changes in these trends could lead, among other things, to reduced demand and price reductions, and could have a material adverse effect on our business, results of operations, and financial condition. These changes might include consumer demand for new products or formulations. Our success depends, in part, on our ability to anticipate the habits of consumers and to offer products that appeal to their preferences on a timely and affordable basis.

## WE MAY FACE INTELLECTUAL PROPERTY RISKS.

We have not filed for trademark protection although we believe we may be able to rely on common law trademark rights and trade secret laws to protect our proprietary rights. However, there is substantial risk that these common law rights will not offer us sufficient protection, if any. There can be no assurance that we will be able to enforce our trademark rights for our products or register trademarks or obtain common law trademark rights we desire. In addition, while we may file applications for federal registration of marks in the United States, we may not be successful if we do so. Common law trademark rights do not provide us with the same level of protection as afforded by a United States federal registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used plus a reasonable zone of future expansion, while U.S. federal registration on the Principal Register gives the registrant superior rights throughout the United States, subject to certain exceptions. We expect to register our trademarks in certain foreign jurisdictions where our products will be sold. The protection available in such jurisdictions may not be as extensive as the protection available to us in the United States.

### WE MAY BE AFFECTED BY SALES TAX CONDISERATION FROM VARIOUS JURISDICTIONS.

Various jurisdictions, included in the U.S., are increasingly seeking to impose sales or use taxes on internet sales. The imposition of sales taxes on any interest sales may have a negative effect on our financial condition and results of operations in the future. Any such impact cannot currently be quantified.

## OTHER RISKS

### THERE IS CURRENTLY NO MARKET FOR OUR COMMON STOCK AND A MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP, WHICH COULD ADVERSELY AFFECT THE LIQUIDITY AND PRICE OF OUR SECURITIES.

There is no market for our Common Stock. A trading market for our Common Stock may never develop or, if developed, it may not be maintained. Investors may be unable to sell their Common Stock unless a market can be established and maintained.

### INVESTMENT BY TAX-EXEMPT INVESTORS.

In considering an investment in our Common Stock of a portion of the assets of a trust of a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a), a fiduciary should consider if: (i) the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) the investment is prudent, since the Common Stock is not freely transferable and there may not be a market created in which the fiduciary can sell or otherwise dispose of the Common Stock; and (iii) the Common Stock or the underlying assets owned by the Company are "plan assets" under ERISA.
Such tax and ERISA laws are extremely complex, and a prospective investor should consult its own tax adviser and/or counsel with respect to the investor's particular situation.

### WE HAVE NO INTENTION OF PAYING DIVIDENDS.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.